Exhibit 99.1

News Release

PS Business Parks, Inc.

701 Western Avenue

Glendale, CA 91201-2349

psbusinessparks.com

For Release:	Immediately
Date:	April 27, 2021
Contact:	Jeff Hedges
(818) 244-8080, Ext. 1649

PS Business Parks, Inc. Reports Results for the Quarter Ended March 31, 2021

GLENDALE, California—PS Business Parks, Inc. (NYSE:PSB) reported operating results for the three months ended March 31, 2021.

Operating Results for the Three Months Ended March 31, 2021

Net income allocable to common shareholders for the three months ended March 31, 2021 was $27.9 million, or $1.01 per diluted common share. Net operating income (“NOI”) attributable to the Company’s Same Park portfolio (defined below) was $70.3 million for the three months ended March 31, 2021, representing a decrease of 0.6% over the same period in 2020.

The Company also reports NOI, a measure that is not defined in accordance with U.S. generally accepted accounting principles (“GAAP”), on a cash basis, which excludes non-cash rental income such as amortization of deferred rent receivable and other non-cash items, and also excludes rents that have been deferred or abated during the period. Same Park Cash NOI was $69.9 million for the three months ended March 31, 2021, representing a decrease of 0.2% over the same period in 2020. The change in Same Park Cash NOI for the three months ended March 31, 2021 was driven by 1.2% cash rental income growth offset by 4.6% growth in adjusted cost of operations. Weighted average occupancy for the Company’s Same Park portfolio during the three months ended March 31, 2021 was 92.4% compared to 92.8% in the same period in 2020. Total portfolio weighted average occupancy was 92.4% during the three months ended March 31, 2021, compared to 92.9% for the same period in 2020.

The following table details the change in Same Park rental income for the three months ended March 31, 2021 and 2020 (in thousands):

	For the Three Months
	Ended March 31,
	2021	2020	Change
Rental income
Base rental income	$73,659	$74,022	$(363)
Expense recovery income	24,892	23,821	1,071
Lease buyout income	377	257	120
Rent receivable write-off	(9)	(54)	45
Abatements	(97)	—	(97)
Deferral repayments, net	556	—	556
Fee Income	180	331	(151)

Cash Rental Income	99,558	98,377	1,181
Non-Cash Rental Income (1)	437	753	(316)

Total rental income	$99,995	$99,130	$865

(1)	Non-cash rental income includes amortization of deferred rent receivable (net of write-offs), in-place lease intangible, tenant improvement reimbursement, and lease incentive intangible.

Additional detail on Same Park NOI and Same Park Cash NOI for the three months ended March 31, 2021 is provided in the Property Operations–Same Park Portfolio section below.

Funds from Operations (“FFO”), Core FFO, and Funds Available for Distribution (“FAD”)

FFO for the three months ended March 31, 2021 was $1.67 per share, representing a decrease of 2.5% from the same period in 2020. The decrease in FFO per share was the result of flat NOI and $1.1 million higher general and administrative expense driven by $0.7 million higher stock-compensation expense. FFO is a non-GAAP measure defined by the National Association of Real Estate Investment Trusts and generally represents GAAP net income before (i) real estate depreciation and amortization expense, (ii) gains or losses on sales of operating properties, and (iii) land and impairment charges on real estate assets.

Core FFO per share was equal to FFO per share for both the three months ended March 31, 2021 and 2020. The Company defines Core FFO as FFO excluding the impact of (i) charges related to the redemption of preferred stock and (ii) other nonrecurring income or expense items as appropriate, neither of which were incurred by the Company during the three month periods ended March 31, 2021 and 2020.

FAD for the three months ended March 31, 2021 was $50.3 million, representing an increase of 2.0% from the same period in 2020. The increase in FAD for the three months ended March 31, 2021 was largely attributable to lower recurring capital expenditures incurred as compared to the same period in 2020. FAD is a non-GAAP measure that represents Core FFO adjusted to (i) deduct recurring capital improvements and capitalized tenant improvements and lease commissions and (ii) remove certain non-cash income or expenses, such as amortization of deferred rent receivable and stock compensation expense.

FFO, Core FFO, and FAD are not substitutes for GAAP net income. Other real estate investment trusts (“REITs”) may compute FFO, Core FFO, and FAD differently, which could inhibit comparability. The Company believes its presentations of FFO, Core FFO, and FAD assist investors and analysts in analyzing and comparing the operating and financial performance between reporting periods. Additional information about these measures is included on the Company’s quarterly report on Form 10-Q.

Leasing Production1

During the three months ended March 31, 2021, the Company executed leases on 2.0 million square feet in 569 transactions compared to 1.9 million square feet in 495 transactions for the three months ended March 31, 2020. Weighted average cash rental rate growth on leases executed during the three months ended March 31, 2021, was 5.7%, while average net effective rent2 growth was 14.8%. The average lease term of all leases executed during the three months ended March 31, 2021 was 3.2 years with associated average transaction costs (tenant improvements and leasing commissions) of $2.59 per square foot. For comparative purposes, average lease term and transaction costs on leases executed in the same period of 2020 were 3.8 years and $3.08 per square foot, respectively.

Property Operations–Same Park Portfolio

The Company believes that evaluation of the Same Park portfolio, defined as all properties owned and operated as of March 31, 2021 that were acquired prior to January 1, 2019, provides an informative view of how the Company’s portfolio has performed over comparable periods. As of March 31, 2021, the Same Park portfolio consisted of 26.3 million rentable square feet, or 94.6% of the 27.8 million rentable square feet in the Company’s total portfolio, and excludes the Company’s 95.0% interest in a 395-unit multifamily property. For the three months ended March 31, 2021 and all comparative periods presented herein, the Company has excluded 442,000 square feet of assets held for sale. The assets held for sale represent a 244,000 square foot office business park located in Herndon, Virginia, and a 198,000 square foot office oriented flex business park located in Chantilly, Virginia. The Company noted that the potential sale of these assets is consistent with its strategy to opportunistically divest of non-strategic assets.

[1]	Leasing production excludes production metrics from assets held for sale as of March 31, 2021.
[2]	Net effective rent represents average rental payments for the term of a lease on a straight-line basis, excluding operating expense reimbursements.

The following table presents the unaudited operating results of the Company’s Same Park facilities for the three months ended March 31, 2021 and 2020 (in thousands, except per square foot amounts):

	For the Three Months
	Ended March 31,
	2021	2020	Change
Rental income
Cash Rental Income (1)	$99,558	$98,377	1.2%
Non-Cash Rental Income (2)	437	753	(42.0%)

Total rental income	99,995	99,130	0.9%
Adjusted Cost of Operations (3)
Property taxes	11,424	11,056	3.3%
Utilities	4,637	4,972	(6.7%)
Repairs and maintenance	5,468	5,364	1.9%
Compensation	4,280	4,270	0.2%
Snow removal	1,019	71	1,335.2%
Property insurance	1,178	879	34.0%
Other expenses	1,678	1,768	(5.1%)

Total Adjusted Cost of Operations	29,684	28,380	4.6%

NOI (4)	$70,311	$70,750	(0.6%)

Cash NOI (5)	$69,874	$69,997	(0.2%)

Selected Statistical Data
Rentable square footage at period end	26,271	26,271	—
NOI margin (6)	70.3%	71.4%	(1.5%)
Cash NOI margin (7)	70.2%	71.2%	(1.4%)
Weighted average square foot occupancy	92.4%	92.8%	(0.4%)
Revenue per occupied square foot (8)	$16.47	$16.27	1.2%
Revenue per available foot (RevPAF) (9)	$15.23	$15.09	0.9%
Cash Rental Income per occupied square foot (10)	$16.40	$16.15	1.5%
Cash Rental Income per available foot (11)	$15.16	$14.98	1.2%

(1)

Cash Rental Income represents rental income excluding Non-Cash Rental Income (defined below). Included in the calculation of Same Park Cash Rental Income are (a) lease buyout income of $0.4 million and $0.3 million for the three months ended March 31, 2021 and 2020, respectively, and (b) accounts receivable write-offs of $0.0 and $0.1 million for the three months ended March 31, 2021 and 2020, respectively. Cash rental income does not include deferred and abated rental income of $0.3 million and $0.0 for the three months ended March 31, 2021 and 2020, respectively.

(2)

Non-Cash Rental Income represents amortization of deferred rent receivable, amortization of above and below market rents, net, and amortization of lease incentives and tenant improvement reimbursements. Same Park Non-Cash Rental Income is presented net of deferred rent receivable write-offs of $0.1 million for both of the three months ended March 31, 2021 and 2020.

(3)

Adjusted Cost of Operations, as presented above, excludes stock compensation expense for employees whose compensation expense is recorded in cost of operations, which can vary significantly period to period based upon the performance of the Company.

(4)

The Company utilizes NOI, a non-GAAP financial measure, to evaluate the operating performance of its business parks. The Company defines NOI as rental income less Adjusted Cost of Operations. The Company believes NOI assists investors in analyzing the performance of its real estate by excluding (i) corporate overhead (i.e., general and administrative expense) because it does not relate to the direct operating performance of the real estate, (ii) depreciation and amortization expense because it does not accurately reflect changes in the fair value of the real estate, and (iii) stock compensation expense because this expense item can vary significantly from period to period and thus impact comparability across periods.

(5)

The Company utilizes Cash NOI, a non-GAAP financial measure, to evaluate the cash flow performance of our business parks, and we believe investors utilize this metric for the same purpose. The Company defines Cash NOI as Cash Rental Income less Adjusted Cost of Operations.

(6)	NOI margin is computed by dividing NOI by rental income.
(7)	Cash NOI margin is computed by dividing Cash NOI by Cash Rental Income.
(8)

Revenue per occupied square foot is computed by dividing rental income for the period by weighted average occupied square feet for the same period. Revenue per occupied square foot for the three month period shown is annualized.

(9)

Revenue per Available Square Foot (RevPAF) is computed by dividing rental income for the period by weighted average available square feet for the same period. RevPAF for the three month period shown is annualized.

(10)

Cash Rental Income per occupied square foot is computed by dividing Cash Rental Income for the period by weighted average occupied square feet for the same period. Cash rental income per occupied square foot for the three month period shown is annualized.

(11)

Cash Rental Income per Available Square Foot is computed by dividing Cash Rental Income for the period by weighted average available square feet for the same period. Cash rental income per available square foot for the three month period shown is annualized.

The following table summarizes unaudited selected quarterly financial data with respect to the Same Park facilities (in thousands, except per square foot amounts):

	For the Three Months Ended
	March 31	June 30	September 30	December 31
Rental income (1)
2021	$99,995	$—	$—	$—
2020	$99,130	$94,078	$97,893	$97,937

Adjusted Cost of Operations (2)
2021	$29,684	$—	$—	$—
2020	$28,380	$27,181	$29,142	$28,624

NOI (3)
2021	$70,311	$—	$—	$—
2020	$70,750	$66,897	$68,751	$69,313

Weighted average square foot occupancy
2021	92.4%	—	—	—
2020	92.8%	92.2%	92.3%	92.0%

Revenue per occupied square foot (4)
2021	$16.47	$—	$—	$—
2020	$16.27	$15.53	$16.15	$16.21

RevPAF (5)
2021	$15.23	$—	$—	$—
2020	$15.09	$14.32	$14.91	$14.91

(1)

Included in the calculation of Same Park rental income are (a) lease buyout income of $0.3 million, $0.3 million, $0.3 million, $0.4 million, and $0.4 million for the three months ended March 31, 2020, June 30, 2020, September 30, 2020, December 31, 2020, and March 31, 2021, respectively, (b) accounts receivable write-offs of $0.1 million, $1.1 million, $0.2 million, $0.2 million, and $0.0 for the three months ended March 31, 2020, June 30, 2020, September 30, 2020, December 31, 2020, and March 31, 2021, respectively, and (c) deferred rent receivable write-offs of $0.1 million, $2.4 million, $0.3 million, $0.4 million, and $0.1 million for the three months ended March 31, 2020, June 30, 2020, September 30, 2020, December 31, 2020, and March 31, 2021, respectively.

(2)	Defined above.
(3)	Defined above.
(4)

Revenue per occupied square foot is computed by dividing rental income for the period by weighted average occupied square feet for the same period. Revenue per occupied square foot for the three month period is annualized.

(5)	RevPAF is computed by dividing rental income for the period by weighted average available square feet for the same period. RevPAF for the three month period is annualized.

COVID-19 Pandemic/Rent Collections Update

The COVID-19 pandemic has had and is expected to continue to have an impact on our operations and capital plans. During the three months ended March 31, 2021, the Company granted $0.2 million of deferred rent and $0.1 million of rent abatement. Since the onset of the COVID-19 pandemic, the Company has granted rent relief to 398 customers (approximately 11.0% of total customers based on rental income) including $5.9 million of rent deferral and $1.4 million of rent abatement. As of March 31, 2021, the Company collected $3.9 million, or 98.5%, of the scheduled repayments of COVID-19 related rent deferrals billed through March 1, 2021. An additional $1.1 million of rent deferral repayments are scheduled to be repaid by customers between April 1, 2021 and December 31, 2021, with an additional $0.8 million thereafter.

As of April 26, 2021, the Company had collected 98.8%3 of billed revenue during the three months ended March 31, 2021. Further, the first quarter of 2021 marked the third consecutive quarter of normal accounts receivable write-off volume. During the three months ended March 31, 2021, the Company wrote off $0.0 of accounts receivable, which is lower than the $0.1 million written off during the three months ended March 31, 2020. Also during the three months ended March 31, 2021, the Company wrote off deferred rent receivables of $0.1 million, which is comparable to the $0.1 million written off during the three months ended March 31, 2020.

As of April 26, 2021, the Company had open rent relief requests from approximately 1% of its customers. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations–Overview, Impact of COVID-19 Pandemic” in our Form 10-Q for the quarter ended March 31, 2021 for more information.

[3]	Excludes prior year recovery billings billed to customers during the month of March 2021.

Distributions Declared

On April 20, 2021, the Board of Directors declared a quarterly dividend of $1.05 per common share. Distributions were also declared on the various series of depositary shares, each representing 1/1,000 of a share of preferred stock. Distributions for both common shares and preferred stock will be payable on June 30, 2021 to shareholders of record on June 15, 2021.

Company Information

PS Business Parks, Inc., a member of the S&P MidCap 400, is a REIT that acquires, develops, owns, and operates commercial properties, primarily multi-tenant industrial, flex, and office space. As of March 31, 2021, the Company wholly owned 27.8 million rentable square feet with approximately 5,000 commercial customers in six states. The Company also held a 95.0% interest in a 395-unit apartment complex and a 98.2% interest in a development of a 411-unit multifamily apartment complex.

Forward-Looking Statements

When used within this press release, the words “may,” “believes,” “anticipates,” “plans,” “expects,” “seeks,” “estimates,” “intends,” and similar expressions are intended to identify “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties, and other factors, which may cause the actual results and performance of the Company to be materially different from those expressed or implied in the forward-looking statements. Such factors include the duration and severity of the COVID-19 pandemic and its impact on our business and our customers; the impact of competition from new and existing commercial facilities which could impact rents and occupancy levels at the Company’s facilities; the Company’s ability to evaluate, finance, and integrate acquired and developed properties into the Company’s existing operations; the Company’s ability to effectively compete in the markets that it does business in; the impact of the regulatory environment as well as national, state, and local laws and regulations including, without limitation, those governing REITs; the impact of general economic and business conditions, including as a result of the economic fallout of the COVID-19 pandemic; rental rates and occupancy levels at the Company’s facilities; and changes in these conditions as a result of the COVID-19 pandemic, the availability of permanent capital at attractive rates, the outlook and actions of rating agencies and risks detailed from time to time in the Company’s SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K, and annual reports on Form 10-K.

Additional information about PS Business Parks, Inc., including more financial analysis of the first quarter operating results, is available on the Company’s website at psbusinessparks.com.

A conference call is scheduled for Wednesday, April 28, 2021, at 10:00 a.m. PDT (1:00 p.m. EDT) to discuss first quarter results. The Company will also be discussing its response to the COVID-19 pandemic and the effects it has had on its customers and the operation of its properties. The toll free number is 877-876-9173; the conference ID is PSBQ121. The call will also be available via a live webcast on the Company’s website. A replay of the conference call will be available through May 12, 2021 at 800-839-5146, as well as via webcast on the Company’s website.

Additional financial data attached.

PS BUSINESS PARKS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	March 31,	December 31,
	2021	2020
	(Unaudited)
ASSETS

Cash and cash equivalents	$69,492	$69,083

Real estate facilities, at cost
Land	865,081	864,092
Buildings and improvements	2,196,781	2,186,621

	3,061,862	3,050,713
Accumulated depreciation	(1,199,381)	(1,181,402)

	1,862,481	1,869,311
Properties held for sale, net	25,698	26,273
Land and building held for development, net	42,870	40,397

	1,931,049	1,935,981
Rent receivable	2,686	1,519
Deferred rent receivable	37,996	36,788
Other assets	14,716	14,334

Total assets	$2,055,939	$2,057,705

LIABILITIES AND EQUITY

Accrued and other liabilities	$82,925	$82,065

Total liabilities	82,925	82,065

Commitments and contingencies
Equity
PS Business Parks, Inc.’s shareholders’ equity
Preferred stock, $0.01 par value, 50,000,000 shares authorized, 37,790 shares issued and outstanding at ($944,750 aggregate liquidation preference) March 31, 2021 and December 31, 2020	944,750	944,750
Common stock, $0.01 par value, 100,000,000 shares authorized, 27,516,939 and 27,488,547 shares issued and outstanding at
March 31, 2021 and December 31, 2020, respectively	274	274
Paid-in capital	736,336	738,022
Accumulated earnings	72,809	73,631

Total PS Business Parks, Inc.’s shareholders’ equity	1,754,169	1,756,677
Noncontrolling interests	218,845	218,963

Total equity	1,973,014	1,975,640

Total liabilities and equity	$2,055,939	$2,057,705

PS BUSINESS PARKS, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

(Unaudited)

	For the Three Months
	Ended March 31,
	2021	2020
Rental income	$108,047	$106,216
Expenses
Cost of operations	33,218	31,263
Depreciation and amortization	22,985	26,619
General and administrative	4,382	3,323

Total operating expenses	60,585	61,205

Interest and other income	256	557
Interest and other expense	(211)	(161)
Gain on sale of real estate facility	—	19,621

Net income	47,507	65,028
Allocation to noncontrolling interests	(7,411)	(11,092)

Net income allocable to PS Business Parks, Inc.	40,096	53,936
Allocation to preferred shareholders	(12,046)	(12,046)
Allocation to restricted stock unit holders	(164)	(275)

Net income allocable to common shareholders	$27,886	$41,615

Net income per common share
Basic	$1.01	$1.52
Diluted	$1.01	$1.51
Weighted average common shares outstanding
Basic	27,495	27,448
Diluted	27,594	27,550

PS BUSINESS PARKS, INC.

Computation of Funds from Operations (“FFO”), Core FFO, and Funds Available for Distribution (“FAD”)

(In thousands, except per share amounts)

(Unaudited)

	For the Three Months
	Ended March 31,
	2021	2020
Net income allocable to common shareholders	$27,886	$41,615
Adjustments
Gain on sale of real estate facility	—	(19,621)
Depreciation and amortization expense	22,985	26,619
Net income allocated to noncontrolling interests	7,411	11,092
Net income allocated to restricted stock unit holders	164	275
FFO allocated to joint venture partner	(27)	(43)

FFO allocable to diluted common shares and units (1)	$58,419	$59,937

Core FFO allocable to diluted common shares and units (1)	$58,419	$59,937
Adjustments
Recurring capital improvements	(648)	(1,223)
Tenant improvements	(2,909)	(3,546)
Capitalized lease commissions	(1,848)	(2,082)
Non-cash rental income (2)	(1,307)	(1,064)
Non-cash stock compensation expense	1,780	942
Cash paid for taxes in lieu of shares upon vesting of restricted stock units	(3,197)	(3,655)

FAD allocable to diluted common shares and units (1)	$50,290	$49,309

Distributions to common shareholders, noncontrolling interests, and restricted stock unit holders	$36,724	$36,708
Distribution payout ratio	73.0%	74.4%
Reconciliation of earnings per share to FFO per Share
Net income per common share—diluted	$1.01	$1.51
Gain on sale of real estate facility	—	(0.56)
Depreciation and amortization expense	0.66	0.77

FFO per share (1)	$1.67	$1.72

Weighted average outstanding
Common shares	27,495	27,448
Operating partnership units	7,305	7,305
Restricted stock units	47	77
Common share equivalents	99	102

Total common and dilutive shares	34,946	34,932

(1)	FFO, Core FFO, and FAD are defined above.
(2)	Non-cash rental income includes amortization of deferred rent receivable, in-place lease intangible, tenant improvement reimbursement, and lease incentive intangible.

PS BUSINESS PARKS, INC.

Reconciliation of Selected Non-GAAP Measures to Analogous GAAP Measures

(Unaudited, in thousands)

	For the Three Months
	Ended March 31,
	2021	2020	Change
Rental income
Same Park	$99,995	$99,130	0.9%
Non-Same Park	3,769	2,421	55.7%
Multifamily	2,327	2,560	(9.1%)
Assets sold or held for sale (1)	1,956	2,105	(7.1%)

Total rental income	108,047	106,216	1.7%

Cost of operations
Adjusted Cost of Operations (2)
Same Park	29,684	28,380	4.6%
Non-Same Park	1,153	829	39.1%
Multifamily	1,067	1,016	5.0%
Assets sold or held for sale (1)	858	764	12.3%
Stock compensation expense (3)	456	274	66.4%

Total cost of operations	33,218	31,263	6.3%

Net operating income (4)
Same Park	70,311	70,750	(0.6%)
Non-Same Park	2,616	1,592	64.3%
Multifamily	1,260	1,544	(18.4%)
Assets sold or held for sale (1)	1,098	1,341	(18.1%)
Stock compensation expense (3)	(456)	(274)	66.4%
Depreciation and amortization expense	(22,985)	(26,619)	(13.7%)
General and administrative expense	(4,382)	(3,323)	31.9%
Interest and other income	256	557	(54.0%)
Interest and other expense	(211)	(161)	31.1%
Gain on sale of real estate facility	—	19,621	(100.0%)

Net income	$47,507	$65,028	(26.9%)

(1)

Amounts shown for the three months ended March 31, 2021 include operating results attributable to assets held for sale comprising 442,000 square feet. Amounts shown for the three months ended March 31, 2020 include operating results attributable to assets held for sale comprising 442,000 square feet and assets sold in 2020 comprising 153,000 square feet. Amounts for the three months ended March 31, 2020 include rental income of $0.3 million, Adjusted Costs of Operations of $0.1 million, and NOI of $0.2 million for the two industrial buildings totaling 40,000 square feet sold in September 2020 and an 113,000 square foot asset sold in January 2020.

(2)	Adjusted Cost of Operations excludes the impact of stock compensation expense.
(3)

Stock compensation expense, as shown here, represents stock compensation expense for employees whose compensation expense is recorded in cost of operations. Note that stock compensation expense attributable to the executive management team (including divisional vice presidents) and other corporate employees is recorded within general and administrative expense.

(4)	NOI represents rental income less Adjusted Cost of Operations.